Exhibit 21.1 to Form 10-KSB

                              LIST OF SUBSIDIARIES
                                       OF
                             SUMMIT LIFE CORPORATION




        The following is the only subsidiary of Summit Life Corporation:

                      Great Midwest Life Insurance Company